UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934
       Date ofReport (date of earliest event reported) : January 12, 2009

                                PI Services, Inc.
               (Exact name of registrant as specified in charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

               000-53263                                  41-1559888
----------------------------------------       ---------------------------------
        (Commission File Number)               (IRS Employer Identification No.)

         5353 Manhattan Circle
               Suite 101
              Boulder, CO                                    80303
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(Address of principal executive offices)                  (Zip Code)

                                  303-499-6000
                      -------------------------------------
                           (Issuer's Telephone Number)

                       Physicians Insurance Services, Ltd.
                      -------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

Effective with the merger of Physicians Insurance Services, Ltd., a Minnesota corporation into PI Services, Inc. (a Nevada corporation), described below in
Item 5.03 (the surviving company referred to herein as the "Company"), the Company issued 3,084,960 shares of its common stock to each of two directors of the Company in accordance with the terms of their original investments which provided that the additional shares would be sold to them at the time of the merger, which resulted in an increase in the Company's authorized capital stock to 780,000,000 shares of common stock, $.001 par value and 20,000,000 shares of preferred stock, $.001 par value. The purchase price for the shares was $3,884 for each investor.

The shares were sold to the investors without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from the registration requirements of the Act in Section 4(2) for sales not involving a public offering. The transfer of the shares is restricted and the certificates representing the shares include a restrictive legend. No sales agents were involved in the transaction. Following the sale of the shares and prior to the reverse stock split described below in Item 5.03, there are a total of approximately 11,087,400 issued and outstanding shares of the Company's common stock.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On January 12, 2009 Physicians Insurance Services, Ltd., a Minnesota corporation, was merged into PI Services, Inc., a Nevada corporation, in accordance with the Agreement and Plan of Merger between the companies approved by the shareholders of Physicians Insurance Services, Ltd. on July 23, 2008, as reported in the Form 8-K report dated July 30, 2008. The merger was effective January 12, 2009.

The Agreement and Plan of Merger set forth the following: 1) a change in domicile from the State of Minnesota to the State of Nevada; 2) the adoption of the Articles of Incorporation of PI Services, Inc. under the laws of the state of Nevada, including a change in the Company's name to PI Services, Inc.; 3) the issued and outstanding shares of common stock of Physicians Insurance Services, Ltd. automatically convert into the right to receive shares of PI Services, Inc. common stock at a ratio of one (1) share of common stock of the Company for one
(1) share of PI Services, Inc. Common Stock; 4) the adoption of the bylaws of PI Services, Inc. under the laws of the state of Nevada; and 5) the persons presently serving as executive officers and directors of Physicians Insurance Services, Ltd. shall serve in their same respective positions with PI Services, Inc.

In accordance with the actions approved by the shareholders of Physicians Insurance Services, Ltd., the Company intends to effect a five (5) for one (1) reverse stock split of all outstanding shares of the Company's common stock as soon as the officers of the Company deem it advisable to do so.


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

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

       (d)   Exhibits

             3.01 Articles of Incorporation of PI Services, Inc., a Nevada corporation
             3.02    Bylaws of PI Services, Inc., a Nevada corporation


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PI SERVICES, INC.

                                    By:  /s/ Michael Friess
                                        --------------------------------
                                    Name: Michael Friess
                                    Title: Chief Executive Officer and President

Dated: January 12, 2009







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